UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0640593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of SunCoke Energy, Inc. (the “Company”) was held on May 9, 2013. At the Annual Meeting, the Company’s stockholders voted on the following matters:

1. On the matter of the election of three directors, Peter B. Hamilton, Karen B. Peetz and John W. Rowe, to the class of directors whose term expires in 2016, the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter B. Hamilton	53,414,363	701,424	6,062,629
Karen B. Peetz	53,889,543	226,244	6,062,629
John W. Rowe	53,397,263	718,524	6,062,029

2. On the matter of the non-binding advisory vote to approve the Company’s executive compensation, the vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,412,304	1,590,218	113,547	6,062,629

3. On the matter of the vote to approve the Company’s Long-Term Performance Enhancement Plan, the vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,979,252	1,034,609	102,208	6,062,629

4. On the matter of the vote to approve the Company’s Senior Executive Incentive Plan, the vote was as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,917,816	1,077,561	120,692	6,062,629

5. On the matter of the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, the vote was as follows:

Votes For	Votes Against	Votes Abstained
59,836,862	250,000	91,836

There were no broker non-votes with respect to this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer

Date: May 9, 2013